Exhibit 99.1

NEWS from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
July 17, 2006	Bob G. Scott, COO
(817)877-2660

SUMMIT BANCSHARES REPORTS
SECOND QUARTER 2006 EARNINGS

Fort Worth, Texas – Summit Bancshares, Inc. (NASDAQ:SBIT), the bank holding company for Summit Bank, N.A., today reported net income for the second quarter of 2006 of $3,523,000, or $0.28 per diluted common share, compared to $3,191,000, or $.25 per diluted common share, for the comparable 2005 period, a 12.0% increase in per share earnings.  For the six months ended June 30, 2006, net income was $5,949,000, or $0.47 per diluted common share, a 4.1% decrease over the same period of the prior year.  This decrease for the six months reflects the somewhat large provision for loan losses that was recorded in the first quarter of 2006.

Philip E. Norwood, Chairman, President and Chief Executive Officer stated “The fundamentals of the Company remain strong with an 18.4% increase in net interest income for the quarter compared to the same period of the prior year.  Also, average loans and average deposits for the quarter increased 14.7% and 12.1%, respectively, from the second quarter of 2005.  These increases contributed to a double digit increase in earnings per share for the quarter.”

He further stated, “We are excited about the pending merger with Cullen/Frost Bankers, Inc. that was announced on July 3, 2006.  We think this will provide many new opportunities to provide banking services to our customers in Tarrant County.”

Net interest income (tax equivalent) for the second quarter of 2006 was $12.7 million compared to $10.8 million in the second quarter of last year, an 18.4 % increase.  Contributing to this increase was a 13.6% increase in average earning assets and an increase in net interest margin of 19 basis points to 4.76%, comparing second quarter 2006 to second quarter 2005.  For the six months ended June 30, 2006, net interest income (tax equivalent) was $24.8 million, an increase of 18.2% over the first six months of 2005.  The increase is net interest margin continues to reflect the increase in market interest rates and the Company’s sensitivity to changes in market interest rates.

Non-interest income for the second quarter of 2006 was $2,196,000, an increase of $161,000, or 7.9% over the reported amount for the second quarter of the prior year.  This increase reflected increases in investment service fees, mortgage origination fees, insurance commissions and debit card fees.  For the six months ended June 30, 2006, non-interest income was $4,069,000, an increase of 3.9% over the first six months of 2005.

Non-interest expenses of $8,284,000 for the second quarter of 2006 increased $726,000, or 9.6% compared to the second quarter of last year.  Approximately half of this increase was due to increases in salary expenses for merit raises and staff additions.

Also, the increase reflects higher occupancy expense, professional fees and the addition in 2006 of expense for stock options.  Non-interest expense for the six months ended June 30, 2006, was $16,420,000 compared to $14,810,000 for the same period in the prior year, an increase of 10.9%.  This increase in the six months’ expense also reflects increases in salary expense and occupancy expense.

The provision for loan losses was $1,100,000 for the second quarter of 2006 compared to $225,000 for the same quarter of 2005.  This provision, along with the somewhat extraordinary provision for loan losses recorded in the first quarter of 2006, was necessary because of the net loan charge-offs of $4.2 million recorded in the second quarter.  Also, the dynamic loan growth experienced in the quarter required the increased provision.  The allowance for loan losses was 1.18% of total loans as of June 30, 2006. As of June 30, 2006, non-accrual loans were $6.1 million, or .72% of total loans.

The Company’s loans were $842 million at June 30, 2006, an increase of 16.8% over June 30, 2005.  Deposits increased 12.5% to $905 million at June 30, 2006.  At June 30, 2006, shareholders’ equity was $84.3 million or a book value of $6.68 per outstanding share.

Return on average assets and return on average shareholders’ equity were 1.24% and 16.80%, respectively for the quarter ended June 30, 2006 and 1.06% and 14.39% respectively for the six months ended June 30, 2006.

Summit files annual, quarterly and special reports, proxy statements and other information with the SEC.  Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The reports, statements, and other information filed by Summit with the SEC are also available free at the SEC’s web site at http://www.sec.gov.  You can also obtain a free copy of these reports, statements and other information from Summit’s web site at http://www.summitbank.net.

The Company will host a conference call at 10:30 a.m. (CT) on Tuesday, July 18, 2006 to discuss the Company’s performance for the quarter ended June 30, 2006.  To participate, please call (800) 479-9001 and enter confirmation code 3052444.  If you are unable to participate an audio playback of the call will be available starting Tuesday, July 18, 2006 at 3:00 p.m. (CT) through midnight, Tuesday, August 1, 2006 (CT) by calling 888-203-1112 and entering confirmation code 3052444.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contain in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and the other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Summit Bancshares, Inc. · 3880 Hulen, Ste. 300  Fort Worth, Texas 76107
Telephone (817) 336-6817 · FAX (817) 877-2672 · Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended June 30,		% Change	Six Months Ended June 30,		% Change

EARNINGS SUMMARY	2006	2005		2006	2005

Interest income	$18,912	$14,378	31.5%	$36,478	$27,751	31.4%
Interest expense	6,239	3,656	70.7%	11,755	6,796	73.0%

Net interest income	12,673	10,722	18.2%	24,723	20,955	18.0%
Provision for loan losses	1,100	225	388.9%	3,100	450	588.9%
Service charges on deposits	1,001	990	1.1%	1,922	1,972	-2.5%
Gain on sale of investment securities	—	—	0.0%	—	—	0.0%
Other income	1,195	1,045	14.4%	2,147	1,943	10.5%
Salaries and benefits expense	4,943	4,448	11.1%	9,836	8,717	12.8%
Occupancy and equipment expense	1,418	1,231	15.2%	2,848	2,433	17.1%
Other expense	1,923	1,879	2.3%	3,736	3,660	2.1%

Earnings before income taxes	5,485	4,974	10.3%	9,272	9,610	-3.5%
Provision for income taxes	1,962	1,783	10.0%	3,323	3,406	-2.4%

Net earnings	$3,523	$3,191	10.4%	$5,949	$6,204	-4.1%

Basic earnings per share	$0.29	$0.26	11.5%	$0.48	$0.50	-4.0%

Basic weighted average shares outstanding	12,551	12,418		12,503	12,398
Diluted earnings per share	$0.28	$0.25	12.0%	$0.47	$0.49	-4.1%

Diluted weighted average shares outstanding	12,777	12,734		12,758	12,726

	Average for Quarter Ended

BALANCE SHEET SUMMARY	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Total loans	$830,097	$793,536	$753,311	$735,109	$723,535
Total investment securities	242,468	253,197	252,508	226,441	216,825
Earning assets	1,073,869	1,048,192	1,017,095	974,844	945,251
Total assets	1,139,224	1,116,659	1,082,477	1,038,628	1,007,680
Noninterest bearing deposits	258,103	251,034	259,062	242,849	239,127
Interest bearing deposits	636,102	608,619	608,863	590,390	558,905
Total deposits	894,205	859,653	867,925	833,239	798,032
Other borrowings	155,510	169,405	128,368	121,435	128,684
Shareholders’ equity	84,121	82,609	80,684	79,053	76,575

	Average for Six Months Ended June 30,		% Change

BALANCE SHEET SUMMARY	2006	2005

Total loans	$811,917	$715,265	13.5%
Total investment securities	247,803	218,484	13.4%
Earning assets	1,061,101	938,791	13.0%
Total assets	1,128,004	1,000,457	12.7%
Noninterest bearing deposits	254,588	232,361	9.6%
Interest bearing deposits	622,437	559,376	11.3%
Total deposits	877,025	791,737	10.8%
Other borrowings	162,419	128,430	26.5%
Shareholders’ equity	83,369	76,091	9.6%

	Ending Balance

BALANCE SHEET SUMMARY	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Total loans	$841,961	$808,606	$774,886	$754,153	$721,161
Total investment securities	235,246	247,882	256,842	236,544	214,750
Total earning assets	1,084,382	1,058,892	1,032,620	1,006,368	945,661
Allowance for loan losses	(9,958)	(13,092)	(11,208)	(11,131)	(10,798)
Premises and equipment	16,791	16,855	16,515	15,620	15,563
Total assets	1,160,731	1,121,269	1,099,735	1,074,261	1,008,475
Noninterest bearing deposits	262,264	262,087	263,027	258,644	241,643
Interest bearing deposits	643,036	627,810	615,749	607,384	562,846
Total deposits	905,300	889,897	878,776	866,028	804,489
Other borrowings	165,848	144,527	134,231	123,892	122,203
Total liabilities	1,076,480	1,038,928	1,018,402	994,534	930,891
Shareholders’ equity	84,251	82,341	81,333	79,727	77,584

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

NONPERFORMING ASSETS	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Nonaccrual loans	$6,058	$11,164	$3,000	$4,989	$3,372
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	—	387	—	—	—

Total nonperforming assets	$6,058	$11,551	$3,000	$4,989	$3,372

Total nonperforming assets as a percentage of loans and foreclosed assets	0.72%	1.43%	0.39%	0.66%	0.47%

Accruing loans past due 90 days or more	$—	$—	$—	$2,178	$36

	Quarter Ended

ALLOWANCE FOR LOAN LOSSES	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Balance at beginning of period	$13,092	$11,208	$11,131	$10,798	$10,519
Loans charged off	(4,311)	(257)	(286)	(25)	(147)
Loan recoveries	77	141	23	43	201

Net (charge-offs) recoveries	(4,234)	(116)	(263)	18	54
Provision for loan losses	1,100	2,000	340	315	225

Balance at end of period	$9,958	$13,092	$11,208	$11,131	$10,798

Allowance for loan losses as a percentage of total loans	1.18%	1.62%	1.45%	1.48%	1.50%

Allowance for loan losses as a percentage of nonperforming loans	164.38%	117.27%	373.66%	223.11%	320.23%

Net charge-offs (recoveries) as a percentage of average loans	0.51%	0.01%	0.03%	0.00%	-0.01%

Provision for loan losses as a percentage of average loans	0.13%	0.25%	0.05%	0.04%	0.03%

	Quarter Ended

SELECTED RATIOS	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Return on average assets (annualized)	1.24%	0.88%	1.29%	1.32%	1.27%

Return on average equity (annualized)	16.80%	11.91%	17.29%	17.34%	16.71%

Average shareholders’ equity to average assets	7.38%	7.40%	7.45%	7.61%	7.60%

Yield on earning assets	7.09%	6.82%	6.55%	6.32%	6.12%

Cost of interest bearing funds	3.16%	2.88%	2.53%	2.38%	2.13%

Net interest margin (tax equivalent)	4.76%	4.68%	4.71%	4.58%	4.57%

Efficiency ratio	55.46%	58.20%	58.70%	56.84%	59.07%

End of period book value per common share	$6.68	$6.60	$6.54	$6.41	$6.25

End of period common shares outstanding	12,604	12,484	12,444	12,429	12,421

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	June 30, 2006			June 30, 2005

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & interest bearing deposits	$1,304	$16	4.92%	$4,891	$36	2.95%
Investment securities (taxable)	228,017	2,297	4.03%	208,367	1,914	3.67%
Investment securities (tax-exempt)	14,451	196	5.43%	8,458	110	5.20%
Loans	830,097	16,471	7.96%	723,535	12,356	6.85%

Total Interest Earning Assets	1,073,869	18,980	7.09%	945,251	14,416	6.12%
Noninterest Earning Assets:
Cash and due from banks	30,375			30,139
Other assets	48,362			42,973
Allowance for loan losses	(13,382)			(10,683)

Total Noninterest Earning Assets	65,355			62,429

Total Assets	$1,139,224			$1,007,680

Interest Bearing Liabilities:
Transaction and money market accounts	$263,205	1,379	2.10%	$231,313	797	1.38%
Savings deposits	154,334	1,014	2.64%	162,065	704	1.74%
Certificates and other time deposits	218,563	2,075	3.81%	165,527	1,151	2.79%
Other borrowings	155,510	1,771	4.57%	128,684	1,004	3.13%

Total Interest Bearing Liabilities	791,612	6,239	3.16%	687,589	3,656	2.13%
Noninterest Bearing Liabilities:
Demand deposits	258,103			239,127
Other liabilities	5,388			4,389
Shareholders’ equity	84,121			76,575

Total Noninterest Bearing Liabilities	347,612			320,091

Total Liabilities and Shareholders’ Equity	$1,139,224			$1,007,680

Net Interest Income and Margin (tax equivalent)		$12,741	4.76%		$10,760	4.57%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Six Months Ended

	June 30, 2006			June 30, 2005

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & interest bearing deposits	$1,381	$32	4.67%	$5,042	$67	2.68%
Investment securities (taxable)	234,585	4,695	4.00%	210,249	3,840	3.65%
Investment securities (tax-exempt)	13,218	356	5.39%	8,235	216	5.25%
Loans	811,917	31,519	7.83%	715,265	23,702	6.68%

Total Interest Earning Assets	1,061,101	36,602	6.96%	938,791	27,825	5.98%
Noninterest Earning Assets:
Cash and due from banks	31,881			30,099
Other assets	47,588			42,073
Allowance for loan losses	(12,566)			(10,506)

Total Noninterest Earning Assets	66,903			61,666

Total Assets	$1,128,004			$1,000,457

Interest Bearing Liabilities:
Transaction and money market accounts	$261,407	2,566	1.98%	$233,490	1,514	1.31%
Savings deposits	151,430	1,834	2.44%	165,188	1,340	1.64%
Certificates and other time deposits	209,600	3,806	3.66%	160,698	2,130	2.67%
Other borrowings	162,419	3,549	4.41%	128,430	1,812	2.85%

Total Interest Bearing Liabilities	784,856	11,755	3.02%	687,806	6,796	1.99%
Noninterest Bearing Liabilities:
Demand deposits	254,588			232,361
Other liabilities	5,191			4,199
Shareholders’ equity	83,369			76,091

Total Noninterest Bearing Liabilities	343,148			312,651

Total Liabilities and Shareholders’ Equity	$1,128,004			$1,000,457

Net Interest Income and Margin (tax equivalent)		$24,847	4.72%		$21,029	4.52%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

LOAN PORTFOLIO	June 30, 2006%		June 30, 2005%

Commercial and industrial	$302,998	36.0%	$257,362	35.7%
Real estate:
Commercial	276,563	32.8%	236,142	32.7%
Residential	94,015	11.2%	86,558	12.0%
Construction and development	133,982	15.9%	105,256	14.6%
Consumer	34,403	4.1%	35,843	5.0%

Total loans (gross)	841,961	100.0%	721,161	100.0%
Unearned discounts	—	0.0%	—	0.0%

Total loans (net)	$841,961	100.0%	$721,161	100.0%

REGULATORY CAPITAL DATA	June 30, 2006	June 30, 2005

Tier 1 Capital	$90,123	$79,991
Tier 1 Ratio	10.49%	10.34%
Total Capital (Tier 1 + Tier 2)	$100,081	$89,671
Total Capital Ratio	11.65%	11.60%
Total Risk-Adjusted Assets	$859,044	$773,286
Tier 1 Leverage Ratio	7.99%	7.93%

OTHER DATA	June 30, 2006	June 30, 2005

Full Time Equivalent Employees (FTE’s)	265	257
Stock Price Range (For the Quarter Ended):
High	$21.73	$18.65
Low	$17.93	$16.00
Close	$21.21	$17.30